UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2009 (November 18, 2009)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2009, the Company and Lambert Lavallee entered into a Letter Agreement dated November 18, 2009 (the “Fourth Modification Agreement”), which modifies that certain Letter Agreement dated April 28, 2008 (the “Original Letter Agreement”), as modified by that certain Letter Agreement dated May 26, 2009 (the “Third Modification Agreement”) as modified by that certain Letter Agreement dated January 13, 2009 (the “Second Modification Agreement”), as modified by that certain Letter Agreement dated September 29, 2008 (the “First Modification Agreement” and together with the Original Letter Agreement, the “Letter Agreement”).  The Original Letter Agreement was included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 19, 2008.  The First Modification Agreement was included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 1, 2008.  The Second Modification Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 20, 2009.  The Third Modification Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 1, 2009. Pursuant to the Fourth Modification Agreement, Mr. Lavallee is required to deliver to the Company an aggregate of $478,605.90 on or before April 30, 2010, or in the alternative, tender to Company for cancellation 6.45 shares of the Company’s common stock for every $1 not paid, subject to the terms and conditions of the Letter Agreement, as modified by the Second Modification Agreement, as modified by the Third Modification Agreement.  The Fourth Modification Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.                  Descriptions

10.1                 Letter Agreement dated November 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: November 23, 2009	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

Exhibit Index

Exhibit No.                  Document

10.1                 Letter Agreement dated November 18, 2009